ALLIANCE CAPITAL MANAGEMENT L.P.
                                  UNIT OPTION PLAN AGREEMENT

         AGREEMENT, dated December 6, 1999 between Alliance Capital Management L.P. (the "Partnership"), Alliance Capital Management Holding L.P. ("Alliance Holding") and Robert H. Joseph, Jr. (the "Employee"), an employee of the Partnership or a subsidiary of the Partnership.

        The Option Committee (the "Administrator") of the Board of Directors (the "Board") of Alliance Capital Management Corporation, the general partner of the Partnership and Alliance Holding, pursuant to the Alliance Capital Management L.P. 1993 Unit Option Plan, a copy of which has been delivered to the Employee (the "Plan"), has granted to the Employee an option to purchase units representing assignments of beneficial ownership of limited partnership interests in Alliance Holding (the "Units") as hereinafter set forth, and authorized the execution and delivery of this Agreement.

        In accordance with that grant, and as a condition thereto, the Partnership, Alliance Holding and the Employee agree as follows:

        1. Grant of Option. Subject to and under the terms and conditions set forth in this Agreement and the Plan, the Employee is the owner of an option (the "Option") to purchase the number of Units set forth in Section 1 of Exhibit A attached hereto at the per Unit price set forth in Section 2 of Exhibit A.

        2. Term and Exercise Schedule. This Option shall not be exercisable to any extent prior to December 6, 2000 or after December 6, 2009 (the "Expiration Date"). Subject to the terms and conditions of this Agreement and the Plan, the Employee shall be entitled to exercise the Option prior to the Expiration Date and to purchase Units hereunder in accordance with the schedule set forth in
Section 3 of Exhibit A.

        The right to exercise this Option shall be cumulative so that to the extent this Option is not exercised when it becomes initially exercisable with respect to any Units, it shall be exercisable with respect to such Units at any time thereafter until the Expiration Date and any Units subject to this Option which have not then been purchased may not, thereafter, be purchased hereunder. A Unit shall be considered to have been purchased on or before the Expiration Date if notice of the purchase has been given and payment therefor has actually been received pursuant to Sections 3 and 13, on or before the Expiration Date.

        3. Notice of Exercise, Payment and Certificate. Exercise of this Option, in whole or in part, shall be by delivery of a written notice to the Partnership and Alliance Holding pursuant to Section 13 which specifies the number of Units being purchased and is accompanied by payment therefor in cash. Promptly after receipt of such notice and purchase price, the Partnership and Alliance Holding shall deliver to the person exercising the Option a certificate for the number of Units purchased. Units to be issued upon the exercise of this Option may be either authorized and unissued Units or Units which have been reacquired by the Partnership, a subsidiary of the Partnership, Alliance Holding or a subsidiary of Alliance Holding.

        4. Termination of Employment. This Option may be exercised only while the Employee is a full-time employee of the Partnership, except as follows:

               (a) Disability. If the Employee's employment with the Partnership terminates because of Disability, the Employee (or his personal representative) shall have the right to exercise this Option, to the extent that the Employee was entitled to do so on the date of termination of his employment, for a period which ends not later than the earlier of (i) three months after such termination, and (ii) the Expiration Date. "Disability" shall mean a determination by the Administrator that the Employee is physically or mentally incapacitated and has been unable for a period of six consecutive months to perform the duties for which he was responsible immediately before the onset of his incapacity. In order to assist the Administrator in making a determination as to the Disability of the Employee for purposes of this paragraph (a), the Employee shall, as reasonably requested by the Administrator, (A) make himself available for medical examinations by one or more physicians chosen by the Administrator and approved by the Employee, whose approval shall not unreasonably be withheld, and (B) grant the Administrator and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of medical records to them, and use his best efforts to cause his own physicians to be available to discuss his health with them.

               (b) Death. If the Employee dies (i) while in the employ of the Partnership, or (ii) within one month after termination of his employment with the Partnership because of Disability (as determined in accordance with paragraph (a) above), or (iii) within one month after the Partnership terminates his employment for any reason other than for Cause (as determined in accordance with paragraph (c) below), this Option may be exercised, to the extent that the Employee was entitled to do so on the date of his death, by the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, for a period which ends not later than the earlier of (A) six months from the date of the Employee's death, and (B) the Expiration Date.

               (c) Other Termination. If the Partnership terminates the Employee's employment for any reason other than death, Disability or for Cause, the Employee shall have the right to exercise this Option, to the extent that he was entitled to do so on the date of the termination of his employment, for a period which ends not later than the earlier of
        (i) three months after such termination, and (ii) the Expiration Date. "Cause" shall mean (A) the Employee's continuing willful failure to perform his duties as an employee (other than as a result of his total or partial incapacity due to physical or mental illness), (B) gross negligence or malfeasance in the performance of the Employee's duties,
        (C) a finding by a court or other


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

         governmental body with proper jurisdiction that an act or acts by the Employee constitutes (1) a felony under the laws of the United States or any state thereof (or, if the Employee's place of employment is outside of the United States, a serious crime under the laws of the foreign jurisdiction where he is employed, which crime if committed in the United States would be a felony under the laws of the United States or the laws of New York), or (2) a violation of federal or state securities law (or, if the Employee's place of employment is outside of the United States, of federal, state or foreign securities law) by reason of which finding of violation described in this clause (2) the Board determines in good faith that the continued employment of the Employee by the Partnership would be seriously detrimental to the Partnership and its business, (D) in the absence of such a finding by a court or other governmental body with proper jurisdiction, such a determination in good faith by the Board by reason of such act or acts constituting such a felony, serious crime or violation, or (E) any breach by the Employee of any obligation of confidentiality or non-competition to the Partnership.

        For purposes of this Agreement, employment by a subsidiary of the Partnership shall be deemed to be employment by the Partnership. A "subsidiary" of the Partnership shall be any corporation or other entity of which the Partnership and/or its subsidiaries (a) have sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of its board of directors, or (b) otherwise have the power to direct or cause the direction of its management and policies.

        5. Non-Transferability. This Option is not transferable other than by will or the laws of descent and distribution and, except as otherwise provided in Section 4, during the lifetime of the Employee this Option is exercisable only by the Employee.

        6. No Right to Continued Employment. This Option shall not confer upon the Employee any right to continue in the employ of the Partnership or interfere in any way with the right of the Partnership to terminate the employment of the Employee at any time for any reason.

        7. Payment of Withholding Tax. (a) In the event that the Partnership or Alliance Holding determines that any federal, state or local tax or any other charge is required by law to be withheld with respect to the exercise of this Option, the Employee shall promptly pay to the Partnership or a subsidiary specified by the Partnership or Alliance Holding, on at least seven business days' notice, an amount equal to such withholding tax or charge or (b) if the Employee does not promptly so pay the entire amount of such withholding tax or charge in accordance with such notice, or make arrangements satisfactory to the Partnership and Alliance Holding regarding payment thereof, the Partnership or any subsidiary of the Partnership may withhold the remaining amount thereof from any amount due the Employee from the Partnership or the subsidiary.

        8. Dilution and Other Adjustments. The existence of this Option shall not impair the right of the Partnership or Alliance Holding or their respective partners to, among other things, conduct, make or effect any change in the Partnership's or Alliance Holding's business, any issuance of debt obligations or other securities by the Partnership or Alliance Holding, any grant of options


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

with respect to an interest in the Partnership or Alliance Holding or any adjustment, recapitalization or other change in the partnership interests of the Partnership or Alliance Holding (including, without limitation, any distribution, subdivision, or combination of limited partnership interests), or any incorporation of the Partnership or Alliance Holding. In the event of such a change in the partnership interests of the Partnership or Alliance Holding, the Board shall make such adjustments to this Option, including the purchase price specified in Section 1, as it deems appropriate and equitable. In the event of incorporation of the Partnership or Alliance Holding, the Board shall make such arrangements as it deems appropriate and equitable with respect to this Option for the Employee to purchase stock in the resulting corporation in place of the Units subject to this Option. Any such adjustment or arrangement may provide for the elimination of any fractional Unit or shares of stock which might otherwise become subject to this Option. Any decision by the Board under this Section shall be final and binding upon the Employee.

        9. Rights as an Owner of a Unit. The Employee (or a transferee of this Option pursuant to Section 4) shall have no rights as an owner of a Unit with respect to any Unit covered by this Option until he becomes the holder of record of such Unit, which shall be deemed to occur at the time that notice of purchase is given and payment in full is received under Section 3 and 13. By such actions, the Employee (or such transferee) shall be deemed to have consented to, and agreed to be bound by, all other terms, conditions, rights and obligations set forth in the then current Amended and Restated Agreement of Limited Partnership of Alliance Holding and the then current Amended and Restated Agreement of Limited Partnership of the Partnership. Except as provided in
Section 8, no adjustment shall be made with respect to any Unit for any distribution for which the record date is prior to the date on which the Employee becomes the holder of record of the Unit, regardless of whether the distribution is ordinary or extraordinary, in cash, securities or other property, or of any other rights.

        10. Administrator. If at any time there shall be no Option Committee of the Board, the Board shall be the Administrator.

        11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        12. Interpretation. The Employee accepts this Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Plan and/or this Agreement.

        13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Partnership, to the Secretary of Alliance Capital Management Corporation at 1345 Avenue of the Americas, New York, New York 10105, or if the Partnership should move its principal office, to such principal office, in the case of Alliance Holding, to the Secretary of Alliance Capital Management Corporation at 1345 Avenue of the Americas, New York, New York 10105, or if Alliance Holding should move its principal office, to


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

such principal office, and, in the case of the Employee, tohis last permanent address as shown on the Partnership's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

        14. Sections and Headings. All section references in this Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Agreement.

                                    ALLIANCE CAPITAL MANAGEMENT L.P.

                                    By:     Alliance Capital Management
                                            Corporation, its General Partner


                                    By:     /s/ John D. Carifa
                                            ------------------------------------
                                            John D. Carifa
                                            President


                                    ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

                                    By:   Alliance Capital Management
                                          Corporation, General Partner


                                    By:   /s/ John D. Carifa
                                          ------------------------------------
                                          John D. Carifa
                                          President



                                          /s/ Robert H. Joseph, Jr.
                                          ------------------------------------
                                          Robert H. Joseph, Jr.


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

         Exhibit A To Unit Option Plan Agreement Dated December 6, 1999
                    between Alliance Capital Management L.P.,
       Alliance Capital Management Holding L.P. and Robert H. Joseph, Jr.


1. The number of Units that the Employee is entitled to purchase pursuant to the Option granted under this Agreement is 15,000.


2. The per Unit price to purchase Units pursuant to the Option granted under this Agreement is $30.25 per Unit.


3.      Percentage of Units With Respect to
        Which the Option First Becomes
        Exercisable on the Date Indicated
        ---------------------------------

           1.  December 6, 2000     20%
           2.  December 6, 2001     20%
           3.  December 6, 2002     20%
           4.  December 6, 2003     20%
           5.  December 6, 2004     20%


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